Exhibit 10.1

WAIVER AND THIRD AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY agreement

This Waiver and Third Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 20th day of August, 2018 by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), and (b) (i) CANCER GENETICS, INC., a Delaware corporation (“Parent”), (ii) GENTRIS, LLC, a Delaware limited liability company (“Delaware Subsidiary”), (iii) VIVOPHARM, LLC, a Delaware limited liability company (“Vivo”), and (iv) RDDT A VIVOPHARM COMPANY PTY LTD, a company incorporated under the laws of Australia (“Australian Borrower”, and together with Parent, Delaware Subsidiary, and Vivo, jointly and severally, individually and collectively, “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 22, 2017, as amended by that certain Waiver and First Amendment to Amended and Restated Loan and Security Agreement dated as of May 14, 2018, between Borrower and Bank, and as further amended by that certain Joinder and Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 21, 2018, between Borrower and Bank (the “Second Amendment”) (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) waive the Stated Defaults (as defined herein) and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. In reliance upon the representations and warranties set forth below, Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent provided in this Amendment, and only in accordance with the terms and subject to the conditions set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.17 (Transaction Event). The Loan Agreement is amended by inserting the following new provision to appear as Section 6.17 thereof:

“6.17 Transaction Event. On or before August 31, 2018, provide Bank with evidence in a form and substance acceptable to Bank in all respects that the Transaction Event has occurred.”

2.2 Section 13 (Definitions). The Loan Agreement shall be amended by inserting the following new definition to appear alphabetically in Section 13.1 thereof:

““Transaction Event” means written confirmation by Bank that Borrower and an unrelated third party have executed and delivered, on or prior to August 31, 2018, a binding and enforceable agreement with respect to a merger or other business combination transaction between Borrower and such third party, which third party shall be satisfactory to Bank in its sole and absolute discretion and which binding and enforceable agreement shall be in form and substance (including, without limitation, as to the structure of such merger or other business combination transaction described in or contemplated under such agreement) satisfactory to Bank in its sole and absolute discretion.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Discretionary Advances. Notwithstanding anything to the contrary contained in Section 2.2(a) of the Loan Agreement or otherwise contained in the Loan Agreement or the other Loan Documents, Borrower hereby confirms, acknowledges and agrees, that in consideration for Bank’s agreements hereunder, Bank shall have no obligation to make any Advances pursuant to Section 2.2(a) of the Loan Agreement, and any Advances made under Section 2.2(a) shall be made on a case by case basis in Bank’s sole and absolute discretion. In addition to the foregoing, Borrower hereby confirms, acknowledges and agrees, that in consideration for Bank’s agreements hereunder, from and after the date of this Amendment, (a) the outstanding balance of Advances made under the Revolving Line shall not exceed Three Million Dollars ($3,000,000.00) in the aggregate at any time, and (b) Bank shall have no obligation to make, and Borrower shall have no right to request, any Advance if after giving effect to such Advance the aggregate balance of Advances made under the Revolving Line would exceed Three Million Dollars ($3,000,000.00).

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5. Waiver. Bank hereby waives (a) Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with (i) the Adjusted EBITDA covenant set forth in Section 6.9(a) thereof as of the months ended May 31, 2018 and June 30, 2018 (collectively, the “Adjusted EBITDA Defaults”), (ii) the Equity Event affirmative covenant set forth in Section 6.15(b) thereof as of June 30, 2018 (the “Equity Event Default”), and (iii) the minimum Liquidity covenant sent forth in Section 6.9(c) thereof as of the months ended May 31, 2018 and June 30, 2018 (collectively, the “Minimum Liquidity Defaults”; the Adjusted EBITDA Defaults, the Equity Event Default, and the Minimum Liquidity Defaults are, collectively, the “Existing Defaults”) and (b) Borrower’s anticipated defaults under the Loan Agreement by virtue of Borrower’s failure to comply with (i) the Adjusted EBITDA covenant set forth in Section 6.9(a) of thereof for the months ended July 31, 2018 and August 31, 2018 (collectively, the “Anticipated Adjusted EBITDA Defaults”) and (ii) the minimum Liquidity covenant set forth in Section 6.9(c) thereof as of the months ended July 31, 2018 and August 31, 2018 (collectively, the “Anticipated Minimum Liquidity Defaults”; the Anticipated Adjusted EBITDA Defaults and the Anticipated Minimum Liquidity Defaults are, collectively, the “Anticipated Defaults”) (the Existing Defaults and Anticipated Defaults are, collectively, the “Stated Defaults”). Bank’s waiver of Borrower’s compliance of the Stated Defaults (other than the Equity Event Default) shall apply only to the foregoing specific periods. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section 4 or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

6. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3 The organizational documents of (i) Parent and Delaware Subsidiary delivered to Bank on the Effective Date and (ii) Vivo and Australian Borrower delivered to Bank on the 2018 Amendment Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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6.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

6.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7. Ratification of Intellectual Property Security Agreements. Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of March 22, 2017 between Parent and Bank, as amended by that certain First Amendment to Intellectual Property Security Agreement dated as of June 16, 2017 (as amended, the “Parent IP Security Agreement”), and acknowledges, confirms and agrees that the Parent IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Parent IP Security Agreement, and (b) shall remain in full force and effect. Delaware Subsidiary hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 16, 2017 between Delaware Subsidiary and Bank (the “Delaware Subsidiary IP Security Agreement”), and acknowledges, confirms and agrees that the Delaware Subsidiary IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Delaware Subsidiary IP Security Agreement, and (b) shall remain in full force and effect. Vivo hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 21, 2018 between Vivo and Bank (the “Vivo IP Security Agreement”), and acknowledges, confirms and agrees that the Vivo IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Vivo IP Security Agreement, and (b) shall remain in full force and effect. Australian Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of June 21, 2018 between Australian Borrower and Bank (the “Australian Borrower IP Security Agreement”), and acknowledges, confirms and agrees that the Australian Borrower IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Australian Borrower IP Security Agreement, and (b) shall remain in full force and effect.

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8. Ratification of Perfection Certificates. Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of March 22, 2017, as amended in connection with the Second Amendment, delivered by Parent to Bank (the “Parent Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Parent provided to Bank in said Parent Perfection Certificate have not changed, as of the date hereof. Delaware Subsidiary hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of March 22, 2017, as amended in connection with the Second Amendment, delivered by Delaware Subsidiary to Bank (the “Delaware Subsidiary Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Delaware Subsidiary provided to Bank in said Delaware Subsidiary Perfection Certificate have not changed, as of the date hereof. Vivo hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of June 21, 2018, delivered by Vivo to Bank (the “Vivo Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Vivo provided to Bank in said Vivo Perfection Certificate have not changed, as of the date hereof. Australian Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of June 21, 2018, delivered by Australian Borrower to Bank (the “Australian Borrower Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Australian Borrower provided to Bank in said Australian Borrower Perfection Certificate have not changed, as of the date hereof.

9. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of (i) a fully earned, non-refundable waiver fee in an amount equal to Twenty-Five Thousand Dollars ($25,000.00) and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

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In Witness Whereof, this Amendment and all documents executed in connection therewith, or relating thereto, have been negotiated, prepared and deemed to be executed by Borrower in the United States of America. In addition, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Nathan Meaux
Name:	Nathan Meaux
Title:	Vice President

BORROWER

CANCER GENETICS, INC.

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

GENTRIS, LLC

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

VIVOPHARM, LLC

By:	/s/ John A. Roberts
Name:	John A. Roberts
Title:	Chief Executive Officer

Executed by RDDT A VIVOPHARM COMPANY PTY LTD in accordance with Section 127 of the Corporations Act 2001

/s/ John A. Roberts	/s/ Ralf Brandt
Signature of director	Signature of director/company secretary (Please delete as applicable)

John A. Roberts	Ralf Brandt
Name of director (print)	Name of director/company secretary (print)